Exhibit 5.2

AUDITORS’ CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-151324 of Penn West Energy Trust on Form F-10 of our report dated February 29, 2008 relating to the financial statements of Canetic Resources Trust as at December 31, 2007 and 2006 and for the years then ended appearing in Penn West Energy Trust’s Form 6-K, dated April 9, 2008.

Calgary, Canada
June 13, 2008	Chartered Accountants